Exhibit 5.1

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Weatherford International plc

Weatherford International Ltd.

Weatherford International, LLC

2000 St. James Place

Houston, Texas 77056

Re:	Registration Statement on Form S-3 (No. 333-194431)

Ladies and Gentlemen:

We have acted as special counsel to Weatherford International plc, a public limited company incorporated under the laws of Ireland (“Weatherford Ireland”), Weatherford International Ltd., a Bermuda exempted company (“Weatherford Bermuda”), and Weatherford International, LLC, a Delaware limited liability company (“Weatherford Delaware” and, together with Weatherford Ireland and Weatherford Bermuda, the “Companies”), in connection with the filing on the date hereof with the Securities and Exchange Commission (the “Commission”) of a post-effective amendment no. 2 to the registration statement on Form S-3 (as amended, the “Registration Statement”), including a base prospectus (the “Base Prospectus”), which provides that it will be supplemented by one or more prospectus supplements (each such prospectus supplement, together with the Base Prospectus, a “Prospectus”), under the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to, among other things, the issuance and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Act, of an indeterminate number of: (i) debt securities of Weatherford Bermuda (“Bermuda Debt Securities”); (ii) debt securities of Weatherford Delaware (“Delaware Debt Securities” and, together with the Bermuda Debt Securities, the “Debt Securities”); and (iii) guarantees of the Debt Securities by Weatherford Ireland, Weatherford Bermuda and/or Weatherford Delaware (collectively, the “Guarantees”). The Debt Securities and Guarantees are collectively referred to herein as the “Offered Securities.” The Offered Securities will be issued under (i) the Indenture, dated October 1, 2003, as supplemented (the “2003 Indenture”), among the Companies and Deutsche Bank Trust Company Americas, trustee (the “Trustee”), or (ii) the Indenture, dated June 18,

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2007, as supplemented (the “2007 Indenture” and, together with the 2003 Indenture, the “Indentures”), among the Companies and the Trustee, as such Indentures may hereafter be supplemented from time to time, among other things at the time of and in connection with the issuance of the Offered Securities.

This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related applicable Prospectus, other than as expressly stated herein with respect to the issue of the Offered Securities.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Companies and others as to factual matters without having independently verified such factual matters. We are opining herein as to the internal laws of the State of New York, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or as to any matters of municipal law or the laws of any local agencies within any state. Various matters concerning the laws of Ireland and Bermuda with respect to the Offered Securities are addressed in opinions provided by other counsel. We express no opinion with respect to those matters herein, and, to the extent such matters are necessary to the conclusions expressed herein, we have, with your consent, assumed such matters.

Based upon and subject to the foregoing, we are of the opinion that, with respect to any series of the Debt Securities to be offered by Weatherford Bermuda or Weatherford Delaware (the “Offered Debt Securities”) and any Guarantees of the Offered Debt Securities to be offered by Weatherford Ireland, Weatherford Bermuda or Weatherford Delaware (the “Offered Guarantees”) pursuant to the Registration Statement, when (i) the terms of the Offered Debt Securities and the Offered Guarantees and of their issuance and sale have been duly established in conformity with the applicable Indenture, (ii) the Offered Debt Securities and the Offered Guarantees have been offered and sold in accordance with the applicable Indenture, the Registration Statement, including the prospectus supplement related thereto, and, if in an underwritten offering, a valid and binding purchase, underwriting or agency agreement, and (iii) the applicable supplemental indenture relating to the Offered Debt Securities and the Offered Guarantees has been duly executed and delivered by each party thereto and the Offered Debt Securities and the Offered Guarantees have been duly executed and authenticated in accordance with the provisions of the applicable Indenture (including the applicable supplemental indenture) and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, the Offered Debt Securities (including any Debt Securities or Guarantees duly issued upon conversion, exchange or exercise of any Debt Securities) and the Offered Guarantees will be the legally valid and binding obligations of, as applicable, Weatherford Ireland, Weatherford Bermuda and Weatherford Delaware, enforceable against each of Weatherford Ireland, Weatherford Bermuda and Weatherford Delaware, as applicable, in accordance with their terms.

Our opinion is subject to: (i) the effect of bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium or other similar laws relating to or affecting the

November 16, 2016

rights and remedies of creditors; (ii) the effect of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which a proceeding is brought; (iii) the invalidity under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; and (iv) we express no opinion as to (a) any provision for liquidated damages, default interest, late charges, monetary penalties, prepayment or make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty, (b) consents to, or restrictions upon, governing law, jurisdiction, venue, arbitration, remedies, or judicial relief, (c) the waiver of rights or defenses; (d) any provision requiring the payment of attorneys’ fees, where such payment is contrary to law or public policy; (e) any provision permitting, upon acceleration of any indebtedness, collection of that portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon; (f) provisions purporting to waive modifications of any guaranteed obligation to the extent such modification constitutes a novation; (g) provisions purporting to make a guarantor primarily liable rather than as a surety; (h) advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights; (i) waivers of broadly or vaguely stated rights; (j) provisions for exclusivity, election or cumulation of rights or remedies; (k) provisions authorizing or validating conclusive or discretionary determinations; (l) grants of setoff rights; (m) proxies, powers and trusts; (n) provisions prohibiting, restricting, or requiring consent to assignment or transfer of any right or property; and (o) the severability, if invalid, of provisions to the foregoing effect.

With your consent, we have assumed (a) that each of the Indentures (including any supplemental indenture thereto) and the Debt Securities and the Guarantees (collectively, the “Documents”) will be governed by the internal laws of the State of New York, (b) that each of the Documents has been or will be duly authorized, executed and delivered by the parties thereto, (c) that each of the Documents constitutes or will constitute legally valid and binding obligations of the parties thereto other than the Companies, enforceable against each of them in accordance with their respective terms, and (d) that the status of each of the Documents as legally valid and binding obligations of the parties will not be affected by any (i) breaches of, or defaults under, agreements or instruments, (ii) violations of statutes, rules, regulations or court or governmental orders, or (iii) failures to obtain required consents, approvals or authorizations from, or to make required registrations, declarations or filings with, governmental authorities.

November 16, 2016

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained in the Prospectus under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Latham & Watkins LLP